            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------          GIVE THE
   FOR THIS TYPE OF ACCOUNT:         SOCIAL SECURITY
-------------------------------        NUMBER OF--
 1.  An individual's account     The individual
 2.  Two or more individuals     The actual owner of the
     (joint account)             account or, if combined
                                 funds, any one of the
                                 individuals(1)
 3.  Husband and wife (joint     The actual owner of the
     account)                    account or, if joint
                                 funds, either person(1)
 4.  Custodian account of a      The minor(2)
     minor (Uniform Gift to
     Minors Act)
 5.  Adult and minor (joint      The adult or, if the
     account)                    minor is the only
                                 contributor, the
                                 minor(1)
 6.  Account in the name of      The ward, minor or
     guardian or committee for   incompetent person(3)
     a designated ward, minor
     or incompetent person
 7.  a. The usual revocable      The grantor-trustee(1)
     savings trust account
        (grantor is also
        trustee)
     b. So-called trust account  The actual owner(1)
     that is not a legal or
        valid trust under state
        law
 8.  Sole proprietorship         The owner(4)
     account

-------------------------------     GIVE THE EMPLOYER
   FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION
-------------------------------        NUMBER OF--
 9.  A valid trust, estate or    The legal entity (Do not
     pension trust               furnish the identifying
                                 number of the personal
                                 representative or
                                 trustee unless the legal
                                 entity itself is not
                                 designated in the
                                 account title.)(5)
10.  Corporate account           The corporation
11.  Religious, charitable or    The organization
     educational organization
     account
12.  Partnership account held    The partnership
     in the name of the
     business
13.  Association, club or other  The organization
     tax-exempt organization
14.  A broker or registered      The broker or nominee
     nominee
15.  Account with the            The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a state or
     local government, school
     district or prison) that
     receives agricultural
     program payments

---------------------------------------------------------------
---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

- Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a).

- An exempt charitable remainder trust or a nonexempt trust described in Section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to nominee.

Exempt payees described above should file form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable clause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications of affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.